Exhibit 4.6

WARRANT NUMBER _______________

CARDAX, INC.

WARRANT TO PURCHASE SHARES OF CAPITAL STOCK

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE SECURITIES UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS WARRANT MAY NOT BE TRANSFERRED WITHOUT THE PRIOR CONSENT OF CARDAX, INC., A DELAWARE CORPORATION, PRIOR TO THE DATE OF ISSUE.

THIS CERTIFIES THAT, for value received, JLS Ventures, LLC, a limited liability company with a place of business at 625 Ave. Ponce de León, San Juan, Puerto Rico 00917-4819 (together with its successors and assigns, the “Holder”), commencing February ___, 2014 (the “Date of Issue”) is entitled to purchase, subject to the conditions set forth below, at any time and from time to time, in whole or in part, during the Exercise Period (as defined below), up to 700,000 fully paid and non-assessable shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of Cardax, Inc., a Delaware corporation (the “Company”), at the per share purchase price, the Warrant Exercise Price (as defined below), subject to the further provisions of this Warrant.

This Warrant is issued pursuant to that certain Services Agreement dated as of February ___, 2014 (the “Services Agreement”) by and between JLS Ventures, LLC and Cardax, Inc., a Delaware corporation.

1.          EXERCISE OF WARRANT

The terms and conditions upon which this Warrant may be exercised, and the shares of Common Stock covered hereby which may be purchased hereunder, are as follows:

1.1           Warrant. The Company hereby issues to the Holder of this warrant to purchase an aggregate number of 700,000 newly issued shares of Common Stock (the “Warrant”). The Warrant is divided into the following tranches (each, a “Tranche”):

(a)          Warrant A. Warrant A, is granted on the Date of Issue and expires on the second anniversary of the Date of Issue (“Warrant A Exercise Period”), to purchase up to 500,000 shares of Common Stock at $1.25 per share of Common Stock or the initial trading price of the Company on February 10, 2014, whichever is higher (“Warrant A Exercise Price”), and to be granted as follows:

(i)          Warrant A-1: 166,667 may be exercised from and after the Date of Issue;

(ii)         Warrant A-2: 166,667 may be exercised thirty days after the Date of Issue;

(iii)        Warrant A-3: 166,666 may be exercised sixty days after the Date of Issue.

(b)          Warrant B. Warrant B, is granted on the Date of Issue, and may be exercised during the period that commences on the date that is three months after the Date of Issue and expires on the third anniversary of the Date of Issue (“Warrant B Exercise Period”), to purchase up to 100,000 shares of Common Stock at an exercise price per share equal to the Warrant A Exercise Price multiplied by 1.4 (“Warrant B Exercise Price”).

(c)          Warrant C. Warrant C, is granted on the Date of Issue, and may be exercised during the period that commences on the date that is six months after the Date of Issuance and expires on the third anniversary of the Date of Issue (“Warrant C Exercise Period”, and with respect to each, Warrant A Exercise Period, Warrant B Exercise Period, and Warrant C Exercise Period, the “Exercise Period”), to purchase up to 100,000 shares of Common Stock at an exercise price per share equal to the Warrant B Exercise Price multiplied by 1.4 (“Warrant C Exercise Price”, and with respect to each, Warrant A Exercise Price, Warrant B Exercise Price, and Warrant C Exercise Price, the “Exercise Price”).

1.2           The Warrant Exercise Price. The Exercise Price for the shares of Common Stock shall be determined by the Tranche of the Warrant that is then being exercised and shall be the price per share described in Section 1.1, above, in each case, subject to adjustment as provided in Section 4 below (the “Warrant Exercise Price”).

1.3           Method of Exercise. The Holder of this Warrant may, during the Exercise Period of each Tranche of the Warrant, exercise such Tranche, unless extended by the Company in its sole discretion, exercise in whole or in part the purchase rights evidenced by this Warrant. Such exercise shall be effected by:

(a)          the surrender of the Warrant, together with a duly executed copy of the form of subscription attached hereto, to the Secretary of the Company at its principal offices;

(b)          the payment to the Company, by certified check or bank draft payable to its order, of an amount equal to the aggregate Warrant Exercise Price for the number of Shares for which the purchase rights hereunder are being exercised; and

(c)          the delivery to the Company, if necessary, to assure compliance with federal and state securities laws, of an instrument executed by the Holder certifying that the Shares are being acquired for the sole account of the Holder and not with a view to any resale or distribution.

1.4           Satisfaction with Requirements of Securities Act of 1933. Notwithstanding the provisions of Section 1.3 and Section 7 hereof, exercise of this Warrant is contingent upon the Company’s satisfaction that the issuance of the Shares for which this Warrant is being exercised is exempt from the requirements of the Securities Act and all applicable state securities laws. The Holder of this Warrant agrees to execute any and all documents deemed necessary by the Company to effect the exercise of this Warrant.

1.5           Issuance of Shares. In the event the purchase rights evidenced by this Warrant are exercised in whole or in part, one or more certificates for the purchased Shares shall be issued as soon as practicable thereafter to the Holder.

1.6           Partial Exercise. If this Warrant shall have been exercised only in part, then the Company shall, at the time of delivery of the certificate or certificates for the Shares purchased upon such exercise, also deliver to the Holder a new Warrant evidencing the remaining outstanding unexercised balance of Shares purchasable hereunder.

1.7           Cancellation. Notwithstanding anything in this Warrant to the contrary, this Warrant shall be cancelled, and shall not be exercisable, if it is not exercised before the expiration of the Exercise Period.

2.           TRANSFER RESTRICTIONS

2.1           Transfer.

(a)          This Warrant and the Shares issuable upon exercise hereof are “restricted securities” as such term is defined by the rules and regulations promulgated under the Securities Act. This Warrant and the Shares issuable upon exercise hereof may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of this Warrant or the Shares issuable upon exercise hereof, other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Holder, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of the transferred Warrant or Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Warrant and the Services Agreement and shall have the rights and obligations of a Holder under this Warrant and the Services Agreement.

(b)          Notwithstanding any provision of this Warrant to the contrary, this right to purchase shares of Common Stock are subject to termination in accordance with a separate agreement between the initial Holder and the Company and this Warrant may not be transferred or assigned without the prior written consent of the Company at any time prior to the date that is six months after the Date of Issue.

2.2           Legend. The Holder agrees to the imprinting of a legend on any of the Shares issuable upon exercise hereof in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Notwithstanding the foregoing, certificates evidencing this Warrant or the Shares issuable upon exercise hereof shall not contain any legend (including the legend set forth above), (i) while a registration statement covering the resale of such security is effective under the Securities Act, (ii) following any sale of this Warrant or such Shares issuable upon exercise hereof pursuant to Rule 144, (iii) if this Warrant or such Shares issuable upon exercise hereof are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to this Warrant or such Shares issuable upon exercise hereof and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

2.3           Sale. Each Holder, severally and not jointly with the other Holders, agrees that such Holder will sell this Warrant or any Shares issuable upon exercise hereof only pursuant to either: (i) the registration requirements of the Securities Act, including any applicable prospectus delivery requirements; or (ii) an exemption therefrom, and that if this Warrant or any Shares issuable upon exercise hereof are sold pursuant to any such effective registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Shares or this Warrant is predicated upon the Company’s reliance upon this understanding.

3.          FRACTIONAL SHARES

Notwithstanding that the number of Shares purchasable upon the exercise of this Warrant may have been adjusted pursuant to the terms hereof, the Company shall nonetheless not be required to issue fractions of Shares upon exercise of this Warrant or to distribute certificates that evidence fractional shares, provided that in lieu of any fraction shares, the Company shall make a cash payment to the Holder in an amount equal to the fair market value (as determined by the Board of Directors of the Company in its reasonable good faith) of such fractional share.

4.          ANTIDILUTION PROVISIONS

4.1           Stock Splits and Combinations. If the Company shall at any time subdivide or combine its outstanding shares of Common Stock, this Warrant shall, after that subdivision or combination, evidence the right to purchase the number of shares of Common Stock that would have been issuable as a result of that change with respect to the shares of Common Stock which were purchasable under this Warrant immediately before that subdivision or combination. If the Company shall at any time subdivide the outstanding shares of Common Stock, the Warrant Exercise Price then in effect immediately before that subdivision shall be proportionately decreased, and, if the Company shall at any time combine the outstanding shares of Common Stock, the Warrant Exercise Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

4.2           Reclassification, Exchange And Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder of this Warrant shall, on its exercise, be entitled to purchase for the same aggregate consideration, in lieu of the Common Stock that the Holder would have been entitled to purchase but for such change, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to purchase by the Holder on exercise of this Warrant immediately before that change.

4.3           Reorganizations, Mergers, Consolidations Or Sale Of Assets. If at any time there shall be a capital reorganization of the Company’s Common Stock (other than a combination, reclassification, exchange, or subdivision of shares provided for elsewhere above) or merger or consolidation of the Company with or into another entity, or the sale of the Company’s properties and assets as, or substantially as, an entirety to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Exercise Price then in effect, the number of shares of Common Stock or other securities or property of the Company, or of the successor entity resulting from such merger or consolidation, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled in such capital reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder of this Warrant after the reorganization, merger, consolidation, or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Exercise Price then in effect and number of Shares purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder of this Warrant at the address of the Holder shown on the Company’s books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated, and specify the Warrant Exercise Price then in effect after the adjustment and the increased or decreased number of Shares or the other shares or property purchasable upon exercise of this Warrant. When appropriate, that notice may be given in advance and include as part of the notice required under other provisions of this Warrant.

4.4           Reservation of Stock Issuable Upon Exercise. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the exercise of this Warrant such number of its shares of Common Stock as shall from time to time be sufficient to effect the exercise of this Warrant and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the exercise of this Warrant, in addition to such other remedies as shall be available to the Holder of this Warrant, the Company will use its best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but un-issued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

5.          RIGHTS PRIOR TO EXERCISE OF WARRANT

This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including without limitation, the right to receive dividends or other distributions, to exercise any preemptive rights, to vote, or to consent or to receive notice as a stockholder of the Company. If, however, at any time prior to the termination of this Warrant and prior to its exercise, any of the following events shall occur:

(a)          the Company shall declare any dividend payable in any securities upon its shares of Common Stock or make any distribution (other than a regular cash dividend) to the Holders of its shares of Common Stock; or

(b)          the Company shall offer to the holders of its shares of Common Stock any additional Warrant of Common Stock or securities convertible into or exchangeable for shares of Common Stock or any right to subscribe for or purchase any thereof; or

(c)          a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger, sale, transfer or lease of all or substantially all of its property, assets and business as an entirety) shall be proposed and action by the Company with respect thereto has been approved by the Company’s Board of Directors;

then in any one or more of said events the Company shall give notice in writing of such event to the Holder at the last address of the Holder as it shall appear on the Company’s records at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividends, distribution, or subscription rights, or for the determination of stockholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to publish, mail or receive such notice or any defect therein or in the publication or mailing thereof shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or such proposed dissolution, liquidation or winding up. Each person in whose name any certificate for shares of Common Stock is to be issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which this instrument was surrendered and payment of the Warrant Exercise Price was made, irrespective of the date of delivery of such stock certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares of Common Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6.          SUCCESSORS AND ASSIGNS

The terms and provisions of this Warrant shall inure to the benefit of, and be binding upon, the Company and the Holder hereof and their respective successors and permitted assigns.

7.          LOSS OR MUTILATION

Upon receipt by the Company of satisfactory evidence of the ownership of and the loss, theft, destruction, or mutilation of any Warrant, and (i) in the case of loss, theft, or destruction, upon receipt by the Company of indemnity satisfactory to it, or (ii) in the case of mutilation, upon receipt of such Warrant and upon surrender and cancellation of such Warrant, the Company shall execute and deliver in lieu thereof a new Warrant representing the right to purchase an equal number of shares of Common Stock.

The Holder also acknowledges that each of the Shares issuable upon the due exercise hereof will be subject to any transfer restrictions in the Company’s Articles of Incorporation, including a right of first refusal to the Company, and the certificate or certificates evidencing the Shares will bear a legend to this effect.

8.          TERMINATION DATE

This Warrant shall terminate upon the sooner of (a) five years from the Date of Issue; or (b) the exercise of all or any portion of this Warrant pursuant to the terms of Section 1 hereof.

9.          GOVERNING LAW

This Warrant and any dispute, disagreement or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed or interpreted according to the internal laws of the State of New York without regard to conflicts of law.

10.         HEADINGS. The headings and captions used in this Warrant are used only for convenience and are not to be considered in construing or interpreting this Warrant. All references in this Warrant to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

11.         NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be mailed by certified or registered mail, delivered by professional courier or hand, or transmitted via email or facsimile, to such party’s address as set forth in the Services Agreement, or such other address as the Holder or the Company shall notify the other in writing as above provided. Any notice sent in accordance with this section shall be effective on the date three days after the date of mailing or, if delivered by hand or professional courier, or transmitted via email or facsimile with delivery receipt, on the date of delivery, provided, however, that notices to the Company will be effective upon receipt.

12.         SEVERABILITY. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

In Witness Whereof, the parties have executed this Warrant as of the date first written above.

COMPANY

Cardax, Inc.

By:

Name:

Title:

HOLDER

JLS Ventures, LLC

By:

Name:

Title:

NOTICE OF WARRANT EXERCISE

To: Cardax, Inc.

Gentlemen:

The undersigned, _________________________________, hereby elects to purchase, pursuant to the provisions of the foregoing Warrant held by the undersigned, __________ shares of the common stock (“Common Stock”) of Cardax, Inc.

The applicable Tranche (as defined by the Warrant) for the purchase of shares of Common Stock that are (check one)

☐	Tranche A

☐	Tranche B

☐	Tranche C

Payment of the purchase price of __________ per Share required under such Warrant accompanies this subscription.

The undersigned hereby represents and warrants that the undersigned is acquiring such Common Stock for the account of the undersigned and not for resale or with a view to distribution of such Common Stock or any part hereof; that the undersigned is fully aware of the transfer restrictions affecting restricted securities under the pertinent securities laws and the undersigned understands that the shares purchased hereby are restricted securities and that the certificate or certificates evidencing the same will bear a legend to that effect.

DATED: ___________, ____.

Signature:

Name:

Title:

Address: